Exhibit 99.2

May 16, 2003

Metromedia International Group, Inc.

Attn:  Mr. Harold F. Pyle

21st Floor

505 Park Avenue

New York NY 10022

Re:	Metromedia International Group, Inc. Series A and Series B 10 ½% Senior Discount Notes Due 2007

Dear Mr. Pyle:

Pursuant to the above Indenture, U.S. Bank, as Trustee, is required to receive various compliance items.  Our records indicate that we have not received the following compliance items:

Compliance Item	Indenture Section		Due Date
10-K	4.3(a	)	04/01/2003
10-Q	4.3(a	)	05/15/2003
Compliance Certificate	4.4(a	)	03/31/2003
CPA Certificate	4.4(b	)	04/01/2003

Pursuant to Section 6.1(v) of the Indenture, U.S. Bank as Trustee hereby gives notice that failure of the Company to provide the Trustee with the above compliance items within 60 days of receipt of this letter will cause the Trustee to declare an event of default.

In addition, U.S. Bank will be reporting to the SEC and Holders non-receipt of the above compliance items as part of our trustee annual report required under Section 7.6 of the Indenture.  This report will be as of May 15, 2003.

I can be reached at 651-244-4299 if you have any questions.

Sincerely,

Darlene Garsteig

U.S. Bank Corporate Trust Services

33378060